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                                                                   EXHIBIT 10.11

                          FINANCIAL ADVISORY AGREEMENT
                          ----------------------------

         AGREEMENT (the "Agreement") dated as of June 1, 1996, by and between Clarion Management Ltd. with offices at 1801 E. Ninth Street, Suite 510, Cleveland, Ohio 44114 (the "Clarion"), and Cohesant Technologies Inc., a Delaware corporation with offices at 1801 E. Ninth Street, Suite 510, Cleveland, Ohio 44114 ("Cohesant").

         WHEREAS, the Company desires to employ Clarion in connection with certain management and administrative services;

         WHEREAS, Clarion is willing to perform such services and to provide office space to Cohesant for such services;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties agree as follows:

         1.       Responsibility of Clarion.
                  -------------------------

         Clarion shall make available to Cohesant and its affiliates certain information and services related to its business and affairs which it may from time to time reasonably request. Such information and services shall include, without limitation, management assistance, statistical accumulation, evaluation and interpretation of financial data and reports concerning financial and structuring strategies and alternatives, assistance in preparation of SEC reports and general administrative support. Clarion shall also provide office space for Cohesant's Chief Executive Officer and his assistants.

         2.       Compensation.
                  ------------

         In consideration of the benefits and services listed above, Cohesant shall pay to Clarion a management advisory fee of Forty-two Thousand Dollars ($42,000) per annum, subject to adjustment by written agreement of the parties, payable in advance in equal quarterly installments of $10,500 on the first day of each calendar quarter during the term hereof.

         3.       Term.
                  ----

         This Agreement shall commence on the date first above written and shall terminate on the date that Cohesant shall notify Clarion of its election to terminate this agreement (which shall be not less than six months prior to the effective date of such termination); provided, however, that such termination shall not relieve Cohesant of its obligation to make payment of any fees which shall have accrued and become payable prior to the


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effective date of such termination.

         4.       Special Projects, Acquisition.
                  -----------------------------

         In addition to the management and administrative services specified in
Section 1 above, the parties hereto may agree, in writing, that Clarion shall perform additional, specific projects on behalf of Cohesant. In the event Clarion is requested to perform such additional duties, it shall be compensated at a rate of $800 per diem. Further, in the event Clarion is requested to perform any merger or acquisition work, including due diligence review of acquisition candidates, Clarion shall be compensated at a rate to be agreed to in writing, prior to the commencement of the merger or acquisition work.

         5.       Notices.
                  -------

         Notice to be given to the parties hereunder shall be by overnight courier, facsimile transmission followed by a confirming, written copy, or United States certified mail, return receipt requested, to the address of the respective parties set forth on the first page hereof. Either party hereto may designate a new address at any time by notifying the other party in the manner set forth above.

         6.       Modification.
                  ------------

         This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. Any change, modification, amendment or alteration to this Agreement shall be effected only in writing and signed by the party or parties against whom enforcement of any such change, modification, amendment or alteration is sought.

         7.       Non-Waiver.
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         The failure of any party hereto, at any time to require performance by any party hereto of any provision hereof, shall in no way affect the right of such failing party hereafter to enforce such provision nor shall any waiver by any part of any breach of any provisions hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

         8.       Severability.
                  ------------

         If any provision or provisions of this Agreement is held to be invalid or unenforceable, the remaining provisions shall not be affected thereby.

         9.       Headings.
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                  The headings of this Agreement are inserted for convenience only and shall not be considered in construction of the provisions hereof.

         10.      Assignment and Successors; Binding Effect, etc.
                  ----------------------------------------------

                  The rights and obligations of Clarion and Cohesant under this Agreement shall inure to the benefit of and shall be binding upon the successors of Clarion and Cohesant and may not be assigned without the consent of the other party hereto, and any such purported assignment shall be null and void.

         11.      Governing Law.
                  -------------

                  The terms of this Agreement shall be construed and governed in accordance with the laws of the State of Ohio without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                   CLARION MANAGEMENT LTD.

                                   By:
                                      ------------------------------
                                              Morris H. Wheeler
                                                  President


                                   COHESANT TECHNOLOGIES INC.

                                   By:
                                      ------------------------------
                                              Dwight D. Goodman
                                                 President